UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2005

SONIC AUTOMOTIVE, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-13395	56-201079
(Commission File Number)	(IRS Employer Identification No.)

6415 Idlewild Road, Suite 109 Charlotte, North Carolina	28212
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 566-2400

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On April 19, 2002, Sonic Automotive, Inc. (“Sonic”) filed a registration statement on Form S-3 (Reg. Nos. 333-86672 and 333-86672-01 through 333-86672-216) with the Securities and Exchange Commission (the “Commission”), relating to the public offering pursuant to Rule 415 under the Securities Act of 1933, as amended, of up to $300 million in securities of Sonic (as amended, the “Registration Statement”). On August 26, 2002, the Commission declared the Registration Statement effective.

On November 17, 2005, Sonic filed a preliminary prospectus supplement with the Commission relating to the offer and sale of $150 million ($160 million if the underwriters’ over-allotment is exercised in full) of Convertible Senior Subordinated Notes due 2015 (the “Notes”) under the Registration Statement. The Notes will be governed by the terms of the Subordinated Indenture (the “Subordinated Indenture”), dated as of May 7, 2002, by and among Sonic, the guarantors named therein and U.S. Bank National Association, as trustee (the “Trustee”) and a supplemental indenture to be dated as of November 23, 2005, between Sonic and the Trustee. A copy of the Subordinated Indenture and the Form T-1 of U.S. Bank with respect to U.S. Bank acting as trustee under the Subordinated Indenture, as supplemented from time to time, are filed as exhibits hereto.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

4.1	Subordinated Indenture, dated as of May 7, 2002, among Sonic Automotive, Inc., the guarantors named therein and U.S. Bank National Association, as trustee

25.1	Form T-1 Statement of Eligibility and Qualification under Trust Indenture Act of 1939 of U.S. Bank National Association

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONIC AUTOMOTIVE, INC.

By:	/s/ STEPHEN K. COSS
Stephen K. Coss
Senior Vice President and General Counsel

Dated: November 21, 2005

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INDEX TO EXHIBITS

Exhibit No.	Description
4.1	Subordinated Indenture, dated as of May 7, 2002, among Sonic Automotive, Inc., the guarantors named therein and U.S. Bank National Association, as trustee

25.1	Form T-1 Statement of Eligibility and Qualification under Trust Indenture Act of 1939 of U.S. Bank National Association

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